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                      CONSENT OF COOPERS & LYBRAND L.L.P.,
                            INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AthroCare Corporation on Form S-8 (File No. 333-06297) of our report dated February 28, 1997, on our audits of the financial statement schedule of ArthoCare Corporation as of December 28, 1996 and December 31, 1995, and for each of the three years in the period ended December 28, 1996, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

San Jose, California
March 27, 1997